Exhibit 10.1

EXECUTION VERSION

SPRINT NEXTEL CORPORATION

BOND PURCHASE AGREEMENT

October 15, 2012

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SPRINT NEXTEL CORPORATION

BOND PURCHASE AGREEMENT

This Bond Purchase Agreement (this “Agreement”) is made and entered into as of the 15th day of October, 2012 by and between Sprint Nextel Corporation, a Kansas corporation (the “Company”), and Starburst II, Inc., a Delaware corporation (the “Purchaser”).

RECITALS

The Company desires to issue and sell and the Purchaser desires to purchase a convertible senior bond in substantially the form attached to this Agreement as Exhibit A (the “Bond”), which will be convertible on the terms stated herein into equity securities of the Company. The Bond is not contractually subordinate in right of payment to any other indebtedness of the Company. The Bond and the equity securities issuable upon conversion or exercise thereof are collectively referred to herein as the “Securities.”

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

1. The Bond.

1.1 Purchase and Sale.

(a) Sale and Issuance of the Bond. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser the Bond in the principal amount of $3,100,000,000.00. The purchase price of the Bond will be equal to 100% of the principal amount of the Bond.

(b) Closing; Delivery. The purchase and sale of the Bond (the “Closing”) will take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California, at 10:00 a.m. (California time) on or before October 24, 2012 unless the conditions set forth in Sections 4 and 5 of this Agreement are not satisfied or waived on such date, in which case the Closing will occur promptly following the date that the conditions set forth in Sections 4 and 5 of this Agreement are satisfied or waived or at such other time and place as the Company and the Purchaser mutually agree.

1.2 Maturity. If not earlier converted, principal and any accrued but unpaid interest under the Bond will be due and payable on October 15, 2019 (the “Maturity Date”). Notwithstanding any other provision of this Agreement to the contrary, the Bond may not be prepaid in whole or in part. If the Bond becomes due and payable by reason of an Event of Default at a time when the Bond is not convertible pursuant to Section 10.1, then the Purchaser may, in its sole discretion, elect to defer repayment of the Bond (and interest will continue to accrue at the default rate for so long as the Event of Default is continuing) until the Bond is convertible.

1.3 Interest.

(a) The outstanding principal balance of the Bond will bear interest at a rate equal to 1.0% per annum from and after the Closing. Interest on the Bond will be due and payable in cash semiannually in arrears on April 15 and October 15 of each year, commencing on April 15, 2013; provided, however that all accrued and unpaid interest on the Bond or portion thereof that is converted until, but not including, the Conversion Date will be paid in cash simultaneously with the delivery of shares of Common Stock upon settlement of the related conversion.

(b) Notwithstanding the foregoing, if any principal of or interest on the Bond is not paid when due, whether at the Maturity Date, upon acceleration, or otherwise, the obligations of the Company hereunder will bear interest, after as well as before judgment, at a rate per annum equal to 2.0% per annum.

(c) All interest hereunder will be computed on the basis of a year of 360 days composed of twelve 30-day months.

1.4 Business Days. If any date on which payment is scheduled to be made is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the delay.

2. Representations and Warranties of the Company. Except as explicitly set forth in any registration statement, proxy statement or other statement, report, schedule, form or other document filed with the SEC by the Company on or after January 1, 2012 and prior to the date of this Agreement, but excluding any “risk factors” or similar statements in any such filings that are cautionary, predictive or forward-looking in nature, other than any specific factual information contained in such “risk factors” or similar statements, and except as set forth in the Disclosure Schedule attached hereto as Exhibit C, whether or not any particular representation or warranty refers to or excepts therefrom any specific section of the Disclosure Schedule (it being understood that any exception or disclosure set forth in any part or subpart of the Disclosure Schedule will be deemed an exception or disclosure, as applicable, only with respect to: (a) the corresponding Section or subsection of this Section 2; (b) the Section or subsection of this Section 2 corresponding to any other part or subpart of the Disclosure Schedule that is explicitly cross-referenced therein; and (c) any other Section or subsection of this Section 2 with respect to which the relevance of such exception or disclosure is reasonably apparent), the Company represents and warrants to the Purchaser as follows:

2.1 Organization: Powers.

(a) Each of the Company and its Subsidiaries has been duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept) and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii)

to own and use its assets in the manner in which its assets are currently owned and used, except, with respect to the Subsidiaries of the Company, where the failure to be so duly organized, validly existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) Each of the Company and its Subsidiaries is qualified to do business as a foreign Entity, and is in good standing (except for any jurisdiction that does not recognize such concept), under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) The Company has no Subsidiaries, and does not own, as of the date of this Agreement, 5% or more of the capital stock of, or equity interests of any nature (and which capital stock or equity interests have a value exceeding $1,000,000) in, any other Entity, other than the Entities and interests identified in Schedule 2.1(c) of the Disclosure Schedule. The Company has not agreed and is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future equity investment in or capital contribution to any Entity in excess of $10 million.

2.2 Authorization; Enforceability. The transactions hereunder, including the authorization, issuance and delivery of the Securities, are within the corporate or other equivalent power of the Company and have been duly authorized by all necessary corporate action. Each Bond Document to which the Company is a party has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

2.3 Governmental Approvals; No Conflicts.

(a) The transactions hereunder will not: (i) conflict with or result in any breach of the certificate of incorporation and bylaws or similar organizational documents of the Company; (ii) assuming that all consents, approvals and authorizations contemplated by Section 2.3(b) have been obtained and all filings and notifications described in such clauses have been made, conflict with or result in a violation by the Company of any Legal Requirement or Order to which the Company is subject; (iii) violate, conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under any Contract that is material to the Company or any of its Subsidiaries (each such Contract, a “Material Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the Company’s or any of its Subsidiaries’ properties or assets is subject; or (iv) result in the creation or imposition of any Lien upon any of the Company’s or any of its Subsidiaries’ properties or assets pursuant to any Material Contract, except with respect to clauses (iii) and (iv) for such violations, conflicts, breaches, defaults or Liens as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(b) None of the Company or its Subsidiaries is required to make any filing with or give any notice to, or to obtain any approval, consent, ratification, permission, waiver or authorization from, any Governmental Body in connection with the execution, delivery or performance of this Agreement, except for (i) such filings, notices, approvals, consents, ratifications, permissions, waivers or authorizations as are required under the Communications Act, and (ii) such filings as are required by any State Commissions.

2.4 Financial Condition: No Material Adverse Change.

(a) Company SEC Documents.

(i) The Company has filed with the SEC all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed by the Company with the SEC since January 1, 2009 through the date of this Agreement, and all amendments thereto (the “Company SEC Documents”). The Company has offered to make available to the Purchaser accurate and complete copies of each Company SEC Document (including each exhibit thereto) that is not publicly available through EDGAR. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and the applicable rules and regulations of the SEC thereunder; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents (collectively, the “Certifications”) are accurate and complete, and comply as to form and content with all applicable laws.

(ii) As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC in comment letters with respect to any of the Company SEC Documents.

(b) Financial Statements. The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents (as amended prior to the date of this Agreement): (i) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by the SEC); and (iii) fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of unaudited financial statements, to normal and recurring year-end adjustments). No financial statements of any Person other than the Company and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company.

(c) No Material Adverse Change. Since the date of the Unaudited Interim Balance Sheet through the date hereof, except as contemplated or permitted by this Agreement, the Company and its Subsidiaries have conducted their businesses, in all material respects, in the ordinary course. Since the date of the Unaudited Interim Balance Sheet, there has not been any event, condition, circumstance, development, change or effect that has had, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) No Material Undisclosed Liabilities. None of the Company nor its Subsidiaries has any accrued, contingent or other liabilities of any nature, either matured or unmatured, that are, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, except for: (a) liabilities reflected or reserved against on the Unaudited Interim Balance Sheet; (b) liabilities that have been incurred by the Company and its Subsidiaries since the date of the Unaudited Interim Balance Sheet in the ordinary course of business; (c) liabilities for performance of obligations of the Company and its Subsidiaries under Company Contracts (pursuant to the terms of such Company Contracts), to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the written terms of such Company Contracts; and (d) liabilities described in Schedule 2.4(d) of the Disclosure Schedule.

2.5 Properties.

(a) Title Generally. The Company and its Subsidiaries either (i) own, and have good and valid title to, all material assets purported to be owned by them, including all material assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet), or (ii) are the lessees or sublessees of, and hold valid leasehold interests in, all material assets purported to have been leased by them, including all material assets reflected as leased on the Unaudited Interim Balance Sheet (except for leased assets that have been returned or vacated pursuant to the terms of the leases).

(b) Real Property; Leasehold.

(i) There are no outstanding options or other Company Contracts to purchase, lease or use, or rights of first refusal to purchase, any real property having a value in excess of $200 million owned by any of the Company and its Subsidiaries (the “Owned Real Property”).

(ii) All real property leased to the Company and its Subsidiaries pursuant to any lease or sublease, including all buildings, structures, fixtures and other improvements leased to the Company and its Subsidiaries, is referred to as the “Leased Real Property.” The transactions hereunder will not affect the enforceability against the Company or its applicable Subsidiaries or, to the Company’s Knowledge, any other Person of any material lease or sublease or any material rights of the Company or its Subsidiaries thereunder or otherwise with respect to any material Company Real Property, including the right to the continued use and possession of the Company Real Property for the conduct of business as presently conducted.

(iii) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all of the buildings, fixtures and other improvements located on the Company Real Property are adequate and suitable in all material respects for the purpose of conducting each of the Company’s and its Subsidiaries’ business as presently conducted, and the operation thereof as presently conducted is not in violation in any material respect of any applicable law.

(c) Intellectual Property.

(i) Each of the Company and its Subsidiaries owns or possesses the right to use all Intellectual Property employed by it in connection with the businesses it operates, and no such ownership or right would be affected by the execution, delivery or performance of this Agreement, except (in each case) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(ii) None of the Company and its Subsidiaries and none of any product or service that any of the Company or its Subsidiaries has manufactured, marketed, distributed, leased (as lessor), licensed (as licensor) or sold, is infringing (directly, contributorily, by inducement or otherwise), misappropriating or otherwise violating (or has infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated since January 1, 2009) any Intellectual Property of any other Person, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(iii) No infringement, misappropriation, or similar claim or Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing against any of the Company or its Subsidiaries, except (i) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, or (ii) as set forth in Schedule 2.5(c) of the Disclosure Schedule.

(iv) Since January 1, 2009, none of the Company and its Subsidiaries has received any notice or other communication (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation, or violation of any Intellectual Property of any third-party, or any invitation to take a license under the Intellectual Property of any third-party, except (i) with respect to Intellectual Property under which the Company and its Subsidiaries are licensed pursuant to agreements with such third-party, (ii) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, or (iii) as set forth in Schedule 2.5(c) of the Disclosure Schedule.

(v) The execution, delivery or performance of this Agreement will not, with or without notice or the lapse of time or both, (i) result in any third-party having (or give any third-party) the right or option to modify or terminate any license, covenant not to sue, immunity or other rights with respect to any Intellectual Property granted to any of the

Company and its Subsidiaries, or (ii) result in any third-party having (or give any third-party) the right or option to receive, or to modify or accelerate the right or option to receive, any payment with respect to Intellectual Property licensed to any of the Company and its Subsidiaries, except (in each case) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(vi) To the Knowledge of the Company, the execution, delivery or performance of this Agreement will not, with or without notice or the lapse of time or both, (i) result in any third-party having (or give or purport to give any third-party) the right or option to a license, immunity or other rights with respect to the Intellectual Property of the Purchaser or any of its Affiliates or (ii) impose a covenant not to sue on the Purchaser or any of its Affiliates with respect to the Intellectual Property of the Purchaser or any of its Affiliates.

(vii) None of the Company and its Subsidiaries is a party to or bound by any decree, judgment, order or arbitration award that is reasonably expected to require (i) any of the Company or its Subsidiaries to grant to any third-party any license, immunity or other right with respect to any Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

2.6 Litigation and Environmental Matters.

(a) Litigation Generally. As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against any of the Company or its Subsidiaries, (i) reasonably expected to result in a claim involving an amount in dispute in excess of $100 million or (ii) that involve any of the Bond Documents or the transactions hereunder or thereunder. As of the date hereof, there is no Order to which any of the Company or its Subsidiaries is subject that materially and adversely affects or could reasonably be expected to materially and adversely affect the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

(b) Environmental Matters.

(i) Each of the Company and its Subsidiaries: (i) is and since January 1, 2009 has been in compliance in all material respects with all applicable Environmental Laws; and (ii) possesses all material permits and other authorizations of Governmental Bodies required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof in all material respects.

(ii) Except for matters which have been resolved to the satisfaction of the issuing Governmental Body, (i) none of the Company nor its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication, from a Governmental Body that alleges that any of the Company or its Subsidiaries has violated any Environmental Law, (ii) all Leased Real Property and any other property that is owned or controlled by any of the Company or its Subsidiaries, and all surface water, groundwater and soil associated with such property, is free of any Materials of Environmental Concern in all material respects and (iii) none of the Company nor its Subsidiaries has released any Materials of

Environmental Concern except in compliance with all applicable Environmental Laws in all material respects.

2.7 Compliance with Laws and Agreements.

(a) Agreements. (i) None of the Company or its Subsidiaries is in material violation, breach or default under any Material Contract; (ii) to the Knowledge of the Company, no other Person is in material violation, breach or default under, any Material Contract; and (iii) none of the Corporation or its Subsidiaries have received any written notice or, to the Knowledge of the Company, other overt communication regarding any actual or possible material violation or breach of, or material default under, any Material Contract.

(b) Laws. The business of the Company and its Subsidiaries has been since January 1, 2009 and is being conducted in compliance in all material respects with all Legal Requirements, Orders and Licenses. As of the date hereof, no material investigation by any Governmental Body with respect to any of the Company or its Subsidiaries or any of their material assets is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Body indicated to any of the Company or its Subsidiaries in writing an intention to conduct the same. Each of the Company and its Subsidiaries has obtained and is in compliance in all material respects with all Communications Licenses necessary to conduct its business as conducted as of the date hereof.

(c) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures as such terms are defined in, and required by, Rule 13a-15(e) and 15d-15(e) under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that the information required to be disclosed by the Company in the reports that it submits under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act.

(d) Internal Control over Financial Reporting. The Company maintains a system of internal controls over financial reporting (as defined in, and required by, Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP for external purposes. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2011, and the description of such assessment set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is accurate. Based solely upon such assessment, (i) the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting, and (ii) the Company does not have Knowledge of any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting.

(e) Compliance with Sarbanes-Oxley Act. To the Knowledge of the Company, the Company’s auditor has at all times since January 1, 2009 been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. Since January 1, 2009, all non-audit services performed by the Company’s auditors for the Company and its Subsidiaries that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act have been so approved.

2.8 Investment Company Status. The Company is not, and after giving effect to the sale of the Bond and the application of the proceeds thereof, will not be, an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

2.9 Taxes. Each of the Company and its Subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as could not be expected individually or in the aggregate, to be materially adverse to the Company and its Subsidiaries, taken as a whole.

2.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

2.11 Subsidiaries. As of the Closing, set forth in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, is a complete and correct list of all of the Subsidiaries of the Company together with, for each such Subsidiary, (i) the full and correct legal name, and (ii) the jurisdiction of incorporation.

2.12 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 6,000,000,000 shares of Common Stock, of which 3,004,205,406 shares have been issued and are outstanding as of October 11, 2012; (ii) 500,000,000 shares of Series 2 Common Stock, of which no shares are issued or are outstanding; (iii) 100,000,000 shares of Non-Voting Common Stock, of which no shares are issued or are outstanding; and (iv) 20,000,000 shares of Preferred Stock, of which (A) 3,000,000 shares have been designated as Preferred Stock-Sixth Series, Junior Participating, of which no shares have been issued or are outstanding, (B) 300,000 shares have been designated as Preferred Stock-Seventh Series, Convertible, of which no shares have been issued or are outstanding, (C) 232,745 shares have been designated as Ninth Series Zero Coupon Convertible Preferred Stock Due 2013, of which no shares have been issued or are outstanding, and (D) 16,467,255 shares have not been designated, have not been issued and are not outstanding. As of October 11, 2012, the Company held no shares of its capital stock in its treasury. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive rights or any purchase option, call, right of first refusal or any similar right. The Company is not under (and will not as a result of the transactions contemplated hereunder become under) any contractual obligation to repurchase, redeem or otherwise acquire any outstanding shares of Common Stock or other voting securities, except for obligations under Company Plans.

(b) As of October 11, 2012: (i) 66,866,935 shares of Common Stock are subject to issuance pursuant to Company Options; (ii) 73,813,916 shares of Common Stock are reserved for future issuance pursuant to the Company ESPP; (iii) 22,227,728 shares of Company Common Stock are reserved for future issuance pursuant to Company Equity Awards; and (iv) 135,195,891 shares of Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the Company Equity Plans. No vesting schedule or provision, whether time-based or performance-based, of any Company Equity Award, will accelerate solely as a consequence of the transactions hereunder. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights or equity based awards with respect to any of the Company or its Subsidiaries other than as set forth in Schedule 2.12(b) of the Disclosure Schedule.

(c) Except as set forth in Section 2.12(b), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other voting securities of any of the Company or its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other voting securities of any of the Company or its Subsidiaries; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or, other than any Company Plan, Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other voting securities.

(d) All outstanding shares of Common Stock, Company Equity Awards and other securities of any of the Company or its Subsidiaries have been issued and granted in compliance in all material respects with all applicable securities laws and other applicable law.

(e) All of the outstanding shares of capital stock of each of the Company and its material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights and are owned beneficially and of record by the Company or a Subsidiary of the Company, free and clear of any material Liens.

2.13 Valid Issuance of Securities. The Securities that are being issued to the Purchaser hereunder (and the Securities that may be issued hereunder), when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Bond Documents, or under the Communications Act, the rules and regulations of the FCC or applicable United States federal and state securities laws. Based in part upon the representations of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable foreign, federal and state securities laws. The Common Stock issuable upon conversion of the Bond has been duly and validly reserved for issuance, and upon issuance, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Bond Documents or under the rules and regulations of the FCC, and will be issued in compliance with all applicable foreign, federal and state securities laws.

2.14 Rights of Registration and Voting Rights. Except as provided herein or disclosed in Schedule 2.14 of the Disclosure Schedule, the Company has not granted or agreed to grant any registration rights, including demand or piggyback rights, to any Entity. Except as contemplated herein, no stockholders of the Company or any of its Subsidiaries have entered into any agreements with respect to the voting of capital shares of the Company or any of its Subsidiaries.

2.15 Private Placement.

(a) Subject in part to the truth and accuracy of the Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Securities, including the conversion of the Securities into Common Stock, as contemplated by this Agreement, is exempt from the registration requirements of the Securities Act, and neither the Company, any of its Subsidiaries nor any authorized agent acting on their behalf will take any action hereafter that would cause the loss of such exemption.

(b) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(c) The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) (a “WKSI”).

2.16 [RESERVED]

2.17 Labor Matters. (i) None of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement or union contract, and no collective bargaining agreement is being negotiated by any of the Company or its Subsidiaries and (ii) no employees covered by any Company Plan are represented by any works council or other form of collective employee representation with respect to employment with any of the Company or its Subsidiaries. To the Knowledge of the Company, there are no activities or proceedings of any labor union to organize any employees. There is no walkout, strike, union activity, picketing, work stoppage or work slowdown or any other similar occurrence pending against any of the Company or its Subsidiaries or, to the Knowledge of the Company, threatened in writing. Each of the Company and its Subsidiaries is, and since January 1, 2009 has been, in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. There are no material actions, suits, claims, labor disputes or grievances pending or, to the

Knowledge of the Company, threatened in writing relating to any labor, safety or discrimination matters involving any Company Associate, including charges of unfair labor practices or discrimination complaints. There is no obligation to inform, consult or obtain consent whether in advance or otherwise of any labor union, works council, employee representatives or other representative bodies in order to consummate transactions hereunder.

2.18 Insurance. Except for failures to maintain insurance or self-insurance that would not reasonably be expected to be material to the Company, since January 1, 2009, each of the Company and its Subsidiaries has been continuously insured with reputable insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as the Company reasonably believes are adequate for the business and operations of the Company and its Subsidiaries (taking into account the cost and availability of such insurance). As of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of any pending or threatened cancellation or termination with respect to any material insurance policy of the Company or any of its Subsidiaries.

2.19 Subsidiary Distributions. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as required by the terms of the Company’s or any Subsidiary’s indebtedness.

2.20 Government Authorizations.

(a) Each of the Company and its Subsidiaries is in compliance in all material respects with its obligations under each of the Communications Licenses and the rules and regulations of the FCC, the State Commissions and foreign Governmental Bodies. There is not pending from or, to the Knowledge of the Company, threatened by the FCC, the Federal Aviation Administration (the “FAA”) or any other Governmental Body any proceeding, notice of violation, order of forfeiture or complaint or investigation against any of the Company and its Subsidiaries relating to any of the Communications Licenses, that, if determined as requested by the moving party or as indicated in any document initiating the proceeding, could result in the revocation, modification, restriction, cancellation, termination, suspension or non-renewal of any Communications License, other than those that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. The FCC actions granting all FCC Licenses, together with all underlying construction permits, have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to the Knowledge of the Company, threatened any application, petition, objection or other pleading with the FCC, the FAA or any other Governmental Body that challenges or questions the validity of or any rights of the Purchaser under any such FCC License or State License, other than those that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. To the Company’s Knowledge, except as set forth on Schedule 2.20(a) of the Disclosure Schedule, the FCC Licenses will be renewed in the ordinary course and there is no event, condition or circumstance that could reasonably be expected to preclude the FCC Licenses from being renewed in the ordinary course.

(b) Each Spectrum Lease to which the Company or its Subsidiaries, as applicable, is a party is (i) valid and binding, (ii) meets in all material respects all applicable law, and (iii) is enforceable in accordance with its terms.

(c) To the Knowledge of the Company, other than (i) the terms of the applicable Spectrum Lease, (ii) the FCC Rules limiting the duration of such Spectrum Lease, (iii) the FCC’s renewal of the underlying License, and (iv) the FCC’s renewal of its consent to any De Facto Transfer Lease, there are no facts or circumstances that would reasonably be likely (whether with or without notice, lapse of time or the occurrence of any other event) to preclude the renewal or extension of any Spectrum Lease in the ordinary course of business.

(d) None of the Company nor its Subsidiaries has, nor, to the Knowledge of the Company, has any other party to any material Spectrum Lease, claimed in writing that a counterparty to such material Spectrum Lease is in material breach or default under such Spectrum Lease, and any past material breach or default has been waived, cured or otherwise settled.

(e) No party to any material Spectrum Lease has claimed in writing nor, to the Knowledge of the Company, has any party threatened in writing that it has the right to terminate the Spectrum Lease or to seek damages against any transferor for the violation, breach or default by a transferor of any Spectrum Lease.

(f) To the Knowledge of the Company, all FCC Licenses underlying the Spectrum Leases were validly issued and are in full force and effect, and are not subject to proceedings or threatened proceedings that could reasonably be expected to result in the revocation, modification, restriction, cancellation, termination, suspension or non-renewal of any such FCC License.

(g) The Company and its Subsidiaries validly hold the Communications Licenses. The Communications Licenses are free and clear of all Liens or any restrictions which would reasonably be expected, individually or in the aggregate, to limit the full operation of the Communications Licenses in any material respect.

(h) All of the currently operating cell sites, microwave paths, fiber routes, and other network facilities of the Company and its Subsidiaries in respect of which a filing with a Governmental Body was required have been constructed and, to the Knowledge of the Company, are currently operated in all material respects as represented to the Governmental Body in currently effective filings, and modifications to such cell sites, microwave paths, fiber routes and other network facilities have been preceded by the submission to the Governmental Body of all required filings. Without limiting the foregoing, all such cell sites, microwave paths, fiber routes and other network facilities were constructed and, to the Knowledge of the Company, are operated in all material respects in accordance with the applicable environmental processing requirements (including environmental assessments for tower siting and radiofrequency radiation exposure limitations as provided in FCC rules and regulations) and conform in all material respects to all applicable law.

(i) The Company and its Subsidiaries have filed all material reports required by the FCC rules and in connection with any State Licenses, and have paid all assessments required by federal or state regulations except where exempted or waived or where such failure to file a report or pay an assessment would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(j) The Company and its Subsidiaries do not hold any Communications License to offer, and do not offer, any services or features other than (i) wireless voice and data services and features, (ii) landline long distance services, (iii) landline local exchange services, (iv) Internet backbone or other high speed transmission services, and (v) any other communications services or features.

2.21 Brokerage Fees. There are no contracts, agreements or understandings between the Company or any Subsidiary and any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.

2.22 Compliance with Kansas General Corporation Code. The board of directors of the Company has taken all necessary actions to (a) approve, or otherwise exempt, (i) all transactions contemplated by this Agreement and the other Bond Documents, including the issuance of the Securities and the conversion of the Securities into Common Stock, and (ii) the Purchaser (and its Affiliates) in connection with its participation in all transactions contemplated by this Agreement and the other Bond Documents, including the acquisition of the Securities and the conversion of the Securities into Common Stock, under Section 17-12, 100 et. seq. of the Kansas General Corporation Code, and (b) otherwise ensure that the restrictions contained in Sections 17-12, 100 et. seq. of the Kansas General Corporation Code are inapplicable to all such transactions and participation as provided in this Section 2.22.

2.23 Solvency.

(a) The Company and its consolidated Subsidiaries, taken as a whole, are not “insolvent” (as such term is defined in Section 101(32) of the United States Bankruptcy Code (Title 11 of the United States Code)).

(b) No transfer of property is being made by the Company or any of its Subsidiaries and no obligation is being incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Bond Documents with the intent to hinder, delay, or defraud either present or future creditors of the Company or any of its Subsidiaries.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 Authorization. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2 Governmental Approvals; No Conflicts.

(a) The execution and delivery of this Agreement by the Purchaser will not: (i) conflict with or result in any breach of the certificate of incorporation and bylaws or similar organizational documents of the Purchaser; (ii) assuming approvals and authorizations contemplated by of Section 3.2(b) have been obtained and all filings and notifications have been made, conflict with or result in a violation by the Purchaser of any Legal Requirement or Order to which the Purchaser is subject, except for any violation that will not prevent or materially impede or delay the consummation of the transactions hereunder by the Purchaser.

(b) The Purchaser is not required to make any filing with or give any notice to, or to obtain any approval, consent, ratification, permission, waiver or authorization from any Governmental Body in connection with the execution, delivery or performance of this Agreement, except for (i) such filings as are required under the Communications Act and (ii) such filings as are required by any State Commissions.

3.3 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that, other than as contemplated by the terms of the Merger Agreement, the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement. The Purchaser further represents and warrants that it (a) will not sell, transfer or otherwise dispose of the Bond or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (b) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

3.4 Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, except to the extent contemplated hereby, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth herein.

3.5 Restrictions and Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

(b) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

4. Conditions of the Purchaser’s Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties.

(a) The representations and warranties of the Company contained in Section 2 (other than the Designated Representations) will, if specifically qualified by materiality, Material Adverse Effect or other similar materiality qualifiers, have been true and correct as of the date of this Agreement and will be true and correct on and as of the Closing as if made on and as of the Closing (other than those representations and warranties made as of a specific earlier date, which will have been true and correct as of such earlier date, including, for the avoidance of doubt, representations and warranties made as of the date hereof, which shall be true and correct as of the date of this Agreement) and, if not so qualified, will have been true and correct in all material respects, as of the date of this Agreement, and will be true and correct in all material respects as of the Closing as if made on and as of the Closing (other than those representations and warranties made as of a specific earlier date, which will have been true and correct in all material respects as of such earlier date, including, for the avoidance of doubt, representations and warranties made as of the date hereof, which shall be true and correct in all material respects as of the date of this Agreement).

(b) Each of the Designated Representations will have been true and correct in all respects as of the date of this Agreement and will be true and correct in all respects as of the Closing as if made on and as of the Closing (other than any Designated Representation made as of a specific earlier date, which will have been true and correct in all respects as of such earlier date).

4.2 Performance. The Company will have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with at or before the Closing and after giving effect to the issue and sale of the Bond, and no Default or Event of Default will have occurred and be continuing.

4.3 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Body or regulatory body of the United States or of any state that are required in connection with and prior to the lawful issuance and sale of the Securities will be obtained and effective as of the Closing (it being understood that this condition shall not apply to the Communications Act, the rules and regulations of the FCC, and applicable state and public utility law).

4.4 Counterparts of Agreement. The Purchaser (or its Counsel) will have received from the Company, either (i) a counterpart of this Agreement signed on behalf of the Company or (ii) written evidence satisfactory to the Purchaser (which may include telecopy transmission of a signed signature page of this Agreement) that the Company has signed a counterpart of this Agreement.

4.5 Bond. The Company will have executed and delivered the Bond.

4.6 Financial Officer Certificate. The Company will have furnished to the Purchaser a certificate of the Company, signed by the Company’s Chief Financial Officer, dated as of the Closing, to the effect that:

(a) the representations and warranties of the Company in this Agreement (other than the Designated Representations), if specifically qualified by materiality, Material Adverse Effect or other similar materiality qualifiers, were true and correct as of the date of this Agreement, and are true and correct on and as of the date of Closing as if made on and as of the Closing (other than those representations and warranties made as of a specific earlier date, which are true and correct as of such earlier date) and, if not so qualified, were true and correct in all material respects as of the date of this Agreement, and are true and correct in all material respects on and as of the date of Closing (other than those representations and warranties made as of a specific earlier date, which are true and correct as of such earlier date);

(b) each of the Designated Representations were true and correct in all respects as of the date of this Agreement and are true and correct on and as of the date of Closing as if made on and as of the Closing (other than any Designated Representation made as of a specific earlier date, which is true and correct in all respects as of such earlier date);

(c) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing; and

(d) since the date of the most recent financial statements filed by the Company with the SEC (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

4.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions hereunder will have been taken, and all documents and instruments incident to such transactions will be satisfactory in substance and form to the Purchaser, and the Purchaser will have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4.8 Corporate and Additional Matters. The Purchaser (or its Counsel) will have received such documents and certificates as the Purchaser (or its Counsel) may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the transactions hereunder, and an officer’s certificate or certificates covering such other matters as may be reasonably requested by the Purchaser, all in form and substance reasonably satisfactory to the Purchaser.

4.9 Supplemental Listing Application. The Company will have filed a “Supplemental Listing Application of Additional Shares” and any required supporting documentation relating to the Common Stock to be issued upon conversion of the Securities with the New York Stock Exchange and will have used its commercially reasonable best efforts to cause the Common Stock to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

4.10 Funding Instructions. The Company will have provided the Purchaser with written instructions setting forth wire instructions for payment of the purchase price of the Bond, including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the applicable Bond is to be deposited.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 will, if specifically qualified by materiality, Material Adverse Effect or other similar materiality qualifiers, have been true and correct as of the date of this Agreement and will be true and correct on and as of the Closing as if made on and as of the Closing (other than those representations and warranties made as of a specific earlier date, which will have been true and correct as of such earlier date, including, for the avoidance of doubt, representations and warranties made as of the date hereof, which shall be true and correct as of the date of this Agreement) and, if not so qualified, will have been true and correct in all material respects, as of the date of this Agreement, and will be true and correct in all material respects as of the Closing as if made on and as of the Closing (other than those representations and warranties made as of a specific earlier date, which will have been true and correct in all material respects as of such earlier date, including, for the avoidance of doubt, representations and warranties made as of the date hereof, which shall be true and correct in all material respects as of the date of this Agreement).

5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing will have been performed or complied with in all material respects.

5.3 Compliance Certificate. An officer of the Purchaser will have delivered to the Company at the Closing certificates certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

6. Covenants.

6.1 Covenants of the Company Applicable Until the Bond is Converted or Repaid. Until all of the Bond has been converted or the principal of and interest on the Bond and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Purchaser and for the benefit of the Purchaser that:

(a) Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of and interest on the Bond in accordance with the terms herein and in the Bond.

(b) Existence. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company and its Subsidiaries will not be required to preserve any such right or franchise, and none of the Company’s Subsidiaries will be required to preserve its existence if the Company’s or such Subsidiary’s, as applicable, board of directors, or comparable managers, determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as applicable, and that the loss thereof is not disadvantageous in any material respect to the Purchaser.

(c) Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or of its Subsidiary, as applicable, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.1(c) will prevent the Company or its Subsidiaries from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company or of its Subsidiary, as applicable, desirable in the conduct of its business or the business of any Subsidiary and would not otherwise materially adversely affect the Company and its Subsidiaries, taken as a whole.

(d) Maintenance of Authorizations, Licenses and Leases. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and renew, as required in the ordinary course, all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities to conduct its business or the business of any Subsidiary; provided, however, that nothing in this Section 6.1(d) will prevent the Company or its Subsidiaries from deciding not to preserve or renew such licenses, certificates, permits or other authorizations if such decision is, in the judgment of the Company or of its Subsidiary, as applicable, desirable in the conduct of its business or the business of any Subsidiary and would not otherwise materially adversely affect the Company and its Subsidiaries, taken as a whole

(e) Payment of Taxes and Other Claims. The Company will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same will become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or Property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any Subsidiary; provided, however, that the Company and its Subsidiaries will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. The Company will pay any transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities hereunder.

(f) Use of Proceeds. The proceeds of the sale of the Bond will be used for general corporate purposes of the Company and its Subsidiaries.

(g) SEC Reports. Whether or not required by the SEC, so long as any portion of the Bond remains outstanding, the Company will furnish to the Purchaser, within fifteen (15) days after the applicable deadlines specified in the SEC’s rules and regulations:

(i) all quarterly and annual reports, including financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s registered independent accountants; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided, however, that such information will be deemed to be delivered to the Purchaser if it is filed with the SEC, or at the Company’s option, posted on a secure website or delivered via email or regular mail to the Purchaser. All such reports will be prepared in all material respects in accordance with the information requirements applicable to such reports.

(h) Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not, nor will it permit any of its Subsidiaries to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Bond as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchaser, but will suffer and permit the execution of every such power as though no such law had been enacted.

(i) Insurance. At all times the Company will, and will cause each of its Subsidiaries to, keep its insurable properties insured by financially sound and reputable insurers in such amounts and against such risks that the Company reasonably believes are adequate for the business in which it is engaged.

(j) Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with applicable laws, whether now in effect or hereinafter enacted, except in each case where the failure to so comply with law is not reasonably likely to result in a Material Adverse Effect.

(k) Investment Company Act. The Company will not, nor will it permit any of its Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.

(l) Bank Approvals or Waivers. The Company will use its commercially reasonable best efforts to obtain all requisite consents or waivers under the JPM Agreement, the EDC Agreement and the EKN Agreement to the convertibility of the Bond, and specifically, such waiver or consent will permit conversion of the Bond and all payments and distributions otherwise payable with respect to the Bond notwithstanding the restricted payments negative covenant that limits distributions in cash, securities or other property with respect to any “Equity Interest” (as defined in each such agreement). For the avoidance of doubt, the use of commercially reasonable best efforts by the Company may require the Company to pay a reasonable consent fee under each such agreement. In the event of any refinancing, refunding, extension, renewal or replacement of any of the JPM Agreement, the EDC Agreement or the EKN Agreement, any such refinancing, refunding, extension, renewal or replacement facility will permit the conversion of the Bond and will not otherwise limit or prohibit the Company from complying with any of the terms or conditions of this Agreement or the Bond, without giving effect to Section 10.1(e)(ii).

6.2 Covenants of the Company Applicable Until the Purchaser No Longer Holds in Excess of 5% of the Common Stock. Until the Purchaser no longer holds in excess of 5% of the Common Stock (or Securities convertible into more than 5% of the Common Stock), the Company covenants and agrees with the Purchaser that:

(a) Block Transfers. In the event of an offering by the Purchaser or its Affiliates involving a block of Common Stock of the Company equal to 3% or more of the aggregate Common Stock of the Company that may initially be issued upon conversion of the Securities, including in connection with a Synthetic Sale, the Company will cooperate fully and in good faith with the Purchaser and its Affiliates to effect such an offering, including, but not limited to, (i) participating in customary marketing and selling efforts, (ii) making any customary representations, warranties, agreements or indemnities to or in favor of any participating party that is reasonably required in order to expedite or facilitate such an offering and (iii) entering into and performing all obligations under any agreements reasonably requested to be entered into in order to expedite or facilitate such an offering.

6.3 Covenants of the Purchaser.

(a) Standstill and Non-Solicitation. Except with respect to the consummation of the Merger, until this Agreement is terminated or the Purchaser no longer holds in excess of 5% of the Common Stock (or Bonds convertible into more than 5% of the Common Stock), the Purchaser, for itself and the Parent Entities and their respective Affiliates, covenants and agrees with the Company that it will not in any manner, directly or indirectly (unless requested by the Company) effect or seek (including entering into any discussions, negotiations, agreements or understandings with any third person whether publicly or otherwise) to effect, or encourage any individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof (any of the foregoing, with respect to this Section 6.3(a) only, a “Person”) to participate in, effect or seek (whether publicly or otherwise) to effect: (i) any acquisition of beneficial ownership by any Person of any securities, rights or options to acquire any securities, or any assets or businesses, of the Company or any of its subsidiaries; provided that the Parent Entities may acquire beneficial ownership of Common Stock if upon such acquisition the aggregate beneficial ownership of Common Stock by the Parent Entities would not at any time be in excess of 19.95% of the number of shares of Common Stock that is then outstanding; (ii) any tender offer, exchange offer, merger, acquisition or other business combination involving the Company or any of its Subsidiaries, or any similar extraordinary transaction involving the purchase of all or substantially all of assets of the Company; or (iii) any recapitalization, restructuring, liquidation or dissolution with respect to the Company or any of its Subsidiaries or any similar extraordinary transaction involving a dividend or distribution of assets of the Company. Notwithstanding anything in this Agreement to the contrary, (A) from and after such time that the Purchaser first receives a Change Notice, or otherwise learns that the Company Board is considering effecting a Change in Company Board Recommendation, and continuing until the Termination Event, this Section 6.3 shall have no force or effect and shall not in any way restrict or otherwise apply to the Purchaser, the Parent Entities or their Affiliates, provided that, notwithstanding the foregoing, none of the Parent Entities nor any of their Affiliates shall be permitted to acquire or agree to acquire, directly or indirectly, alone or as a part of a “group” (as such term is used in Section 13(d) of the Exchange Act), any outstanding Common Stock or rights or options to acquire outstanding Common Stock or any derivative interests in outstanding Common Stock, in each case, in an amount that, when taken together with the Common Stock into which the Purchaser’s Bond is convertible, exceeds 19.95% of the number of shares of Common Stock that is then outstanding; and (B) notwithstanding the proviso in clause (A) above, all of the restrictions contained in this Section 6.3 will lapse with respect to the Purchaser, the Parent Entities or their Affiliates, at such time as any person or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934) not affiliated with the Purchaser, the Parent Entities or their Affiliates, has commenced a bona fide tender offer to acquire at least 50.1% of the Company’s outstanding voting securities. However, from and after the Termination Event, this Section 6.3 shall again apply to the Purchaser, the Parent Entities and their Affiliates pursuant to the terms hereof, but only until this Agreement is terminated or the Purchaser no longer holds in excess of 5% of the Common Stock (or Bonds convertible into more than 5% of the Common Stock).

6.4 Covenants of the Company and the Purchaser.

(a) Regulatory Approvals. Each party will use its commercially reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents as may be required to be filed by such party with any Governmental Body with respect to this Agreement, the other Bond Documents and the transactions contemplated hereby and thereby, including the issuance of the Securities and the conversion of the Securities into Common Stock, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and the Purchaser will promptly, and in any event within forty-five (45) days after the date of this Agreement, prepare and file, in each case as may be required with respect to this Agreement, the other Bond Documents and the transactions contemplated hereby and thereby, including the issuance of the Securities and the conversion of the Securities into Common Stock, all applications and notices required for authorization by the FCC and in connection with any State License. The Company and the Purchaser will respond as promptly as practicable to any inquiries or requests received for additional information or documentation, in each case as may be required in connection with this Agreement, the other Bond Documents and the transactions contemplated hereby and thereby, including the issuance of the Securities and the conversion of the Securities into Common Stock from the FCC and any State Commission. If, following any Termination Event, all required regulatory approvals to the issuance of Common Stock upon conversion have not been obtained, within three (3) Business Days after any notice of conversion is given by the Purchaser, the Company will use its commercially reasonable best efforts to obtain, and pursuant to this Section 6.4(a), cooperate with the Purchaser and its Affiliates to obtain, such regulatory approvals.

7. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

7.1 failure to pay principal of the Bond on the Maturity Date; or

7.2 failure to pay any interest upon the Bond within thirty (30) days after it becomes due and payable; or

7.3 failure to deliver the required shares of Common Stock upon conversion of the Bond in the applicable time period set forth in Section 10.2 and such failure continues for ten (10) days; or

7.4 failure to perform, or breach of, any covenant or warranty of the Company in this Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically dealt with), and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Purchaser or holders of at least 25% in principal amount of the Bond a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

7.5 the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

7.6 the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking by the Company of any action for the purpose of effecting any of the foregoing; or

7.7 any Bond Document is held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect (other than pursuant to the terms of this Agreement).

8. Remedies on Default.

8.1 Acceleration of Maturity. If an Event of Default with respect to any Bond occurs and is continuing, the Purchaser or the holders of at least 25% in principal amount of the outstanding indebtedness under the Bond may declare the principal amount of the Bond to be due and payable immediately by written notice to the Company. Notwithstanding the foregoing, if an Event of Default specified in Sections 7.5 or 7.6 occurs and is continuing, then the Bond will automatically become immediately due and payable without further act by the Purchaser or the holders.

8.2 Rescission and Annulment. At any time after such a declaration of acceleration with respect to the Bond has been made and before a judgment or decree for payment of the money due has been obtained, the Purchaser or the holders of a majority in principal amount of the outstanding indebtedness under the Bond, by written notice to the Company, may rescind and annul such declaration and its consequences if the Company has cured or the Purchaser or the holders of a majority in principal amount of the outstanding indebtedness under the Bond have waived all Events of Default. No such rescission will affect any subsequent default or impair any right consequent thereon.

8.3 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether the Bonds will have become or have been declared immediately due and payable under Section 8.1, the holder of any portion of the indebtedness under the Bond at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Bond, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

9. Registration Rights.

9.1 Demand Registrations.

(a) Request for Registration. In case the Company receives from either (a) the Purchaser or any of its Affiliates or (b) in the case of Registrable Securities Holders that are not the Purchaser or any of its Affiliates, Registrable Securities Holders who, in the aggregate, hold not less than 10% of the Registrable Securities then outstanding, a written request (a “Demand Request”) that the Company effect any registration, qualification or compliance with respect to all or part of such Registrable Securities Holders’ Registrable Securities (such Registrable Securities Holders, the “Initiating Holders”), the reasonably anticipated aggregate offering price, before underwriting discounts and commissions, of which would exceed $50,000,000, the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Registrable Securities Holders; and

(ii) as soon as practicable, use its commercially reasonable best efforts to effect such registration, qualification or compliance (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in the Demand Request, together with all or such portion of the Registrable Securities of any Registrable Securities Holder or Registrable Securities Holders joining in the Demand Request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company will not be required to effect more than four (4) registrations pursuant to this Section 9.1 in any twelve (12) month period; provided, further, however, that any Synthetic Sales pursuant to Section 10 will not be taken into account for purposes of the foregoing limit. Notwithstanding the foregoing, the Company will not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 9.1 if, within two (2) Business Days of the date of the

Demand Request, the Company delivers to such Registrable Securities Holder a certificate signed by the President and Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its commercially reasonable best efforts to register, qualify or comply under this Section 9.1 will be deferred for a period not to exceed forty-five (45) consecutive days from the date of receipt of the Demand Request; provided, however, that the Company may not exercise this deferral right more than twice per twelve (12) month period.

Subject to the foregoing, the Company will file a registration statement covering the Registrable Securities so requested to be registered within thirty (30) days after receipt of the Demand Request.

(b) Underwriting. In the event that the Demand Request requests a registration pursuant to this Section 9.1 be for an Underwritten Offering, including solely at the request of the Purchaser and any of its Affiliates, the Company will so advise the Registrable Securities Holders as part of the notice given pursuant to Section 9.1(a)(i), and the right of any Registrable Securities Holder to registration pursuant to Section 9.1 will be conditioned upon such Registrable Securities Holder’s participation in such underwriting arrangements, and the inclusion of such Registrable Securities Holder’s Registrable Securities in the Underwritten Offering to the extent requested will be subject to the limitations provided herein.

Notwithstanding any other provision of this Section 9.1, if the managing underwriter(s) advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company will so advise all Registrable Securities Holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the Underwritten Offering will be allocated as follows: (i) first, to (a) all Registrable Securities requested to be included by the Purchaser and its Affiliates and (b) newly issued shares of Common Stock to be offered by the Company, on a pro rata basis (as between the Purchaser and its Affiliates on the one hand, and the Company on the other hand), as nearly as practicable, and (ii) second, and only if all the securities referred to in clause (i) have been included, to Registrable Securities requested to be included by all Registrable Securities Holders other than the Purchaser and its Affiliates, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Registrable Securities Holders at the time of filing the registration statement, if any; provided, however, that the number of (a) shares of Registrable Securities of the Purchaser and its Affiliates and (b) the number of newly issued shares of Common Stock to be offered by the Company to be included in such Underwritten Offering will not be reduced unless all securities of all Registrable Securities Holders other than the Purchaser and its Affiliates are first entirely excluded from the underwriting and registration. To the extent that marketing factors require further limitation of the numbers of shares to be underwritten after such exclusion, the shares of Registrable Securities to be offered by the Purchaser and its Affiliates, and the newly issued shares of Common Stock offered by the Company will be reduced, on a pro rata basis (as between the Purchaser and its Affiliates on the one hand, and the Company on the other hand), from the Underwritten Offering. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation will be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the underwriters may round the number of shares allocated to the Company or any Registrable Securities Holder to the nearest 100 shares.

(c) Short Form Registrations. Requests for registration of Registrable Securities pursuant to Section 9.1(a) will be on Form S-3 or any similar or successor short form registration (“Short-Form Registrations”) whenever the Company is permitted to use any applicable short-form. The Company will use its commercially reasonable best efforts to continue to make Short-Form Registrations available for the sale of Registrable Securities.

To the extent the Company is a WKSI, the Company will file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act (“Automatic Shelf Registrations”)) on Form S-3, which covers those Registrable Securities which are requested to be sold. The Company will use its commercially reasonable best efforts to remain a WKSI and not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the period during which such Automatic Shelf Registration is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Automatic Shelf Registration has been outstanding for at least three (3) years, at the end of the third year, the Company will refile a new Automatic Shelf Registration covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status and the Company determines that it is not a WKSI, the Company will promptly give written notice to all Registrable Securities Holders and use its commercially reasonable best efforts to refile the Shelf Registration on Form S-3 or, if such form is not available, Form S-1, and use the Company’s commercially reasonable best efforts to have such registration statement declared effective as promptly as practicable after the date the Automatic Shelf Registration is no longer useable by the Registrable Securities Holders to sell their Registrable Securities and to keep such registration statement effective during the period during which such registration statement is required to be kept effective. The Company will, at the request of any Registrable Securities Holder, file any post-effective amendments to such Automatic Shelf Registration and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Registrable Securities Holder.

(d) Effective Registration. No registration pursuant to this Section 9.1 will be deemed to have been effected if (i) during such period, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Underwritten Offering are not satisfied other than by reason of a misrepresentation or breach of such applicable underwriting agreement by a participating Registrable Securities Holder.

9.2 Piggyback Registrations.

(a) Notice of Registration. If at any time or from time to time the Company determines to register any of its equity securities, either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit plans, the Company will:

(i) promptly give to each Registrable Securities Holder written notice thereof (but no later than fifteen (15) days before the anticipated filing date of any such registration); and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any Underwritten Offering involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Registrable Securities Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an Underwritten Offering, the Company will so advise the Registrable Securities Holders as a part of the written notice given pursuant to Section 9.2(a)(i). In such event the right of any Registrable Securities Holder to registration pursuant to Section 9.2 will be conditioned upon such Registrable Securities Holder’s participation in such underwriting arrangements, and the inclusion of such Registrable Securities Holder’s Registrable Securities in the Underwritten Offering will be limited to the extent provided herein.

Notwithstanding any other provision of this Section 9.2, if the managing underwriter(s) determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter(s) may allocate the Registrable Securities to be included in such Underwritten Offering, and the number of shares of Common Stock or other securities to be offered by the Company that may be included in the Underwritten Offering as follows: (i) first, to (a) all Registrable Securities requested to be included by the Purchaser and its Affiliates and (b) newly issued shares of Common Stock to be offered by the Company, on a pro rata basis (as between the Purchaser and its Affiliates on the one hand, and the Company on the other hand), as nearly as practicable and (ii) second, and only if all the securities referred to in clause (i) have been included, to Registrable Securities requested to be included by all Registrable Securities Holders other than the Purchaser and its Affiliates, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Registrable Securities Holders at the time of filing the registration statement, if any; provided, however, that the number of (a) shares of Registrable Securities of the Purchaser and its Affiliates and (b) the number of newly issued shares of Common Stock to be offered by the Company to be included in such Underwritten Offering will not be reduced unless all securities of all Registrable Securities Holders other than the Purchaser and its Affiliates are first entirely excluded from the underwriting and registration. To the extent that marketing factors require further limitation of the numbers of shares to be underwritten after such exclusion, the shares of Registrable Securities to be offered by the Purchaser and its Affiliates, and the newly issued shares of Common Stock offered by the Company will be reduced, on a pro rata basis (as between the Purchaser and its Affiliates on the one hand, and the Company on the other hand), from the Underwritten Offering. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation will be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the underwriters may round the number of shares allocated to the Company or any Registrable Securities Holder to the nearest 100 shares.

9.3 Underwritten Offerings.

(a) Demand Registrations. For any Underwritten Offering pursuant to Section 9.1 above, a majority in interest of the Initiating Holders will have the right to select the managing underwriter(s) or underwriters to administer such offering (but subject to the Company’s reasonable approval). If requested by the underwriters, the Company and each Registrable Securities Holder participating in such registration will enter into an underwriting agreement with the managing underwriter(s), such agreement to be reasonably satisfactory in substance and form to the Company, the Initiating Holders and the underwriters, and, unless consented to by Initiating Holders, to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 9.14. The Company will cooperate with the Registrable Securities Holders of the Registrable Securities proposed to be distributed by such underwriters in any such Underwritten Offering in the negotiation of the underwriting agreement, and the Purchaser will give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Registrable Securities Holders of the Registrable Securities to be distributed by such underwriters will be parties to such underwriting agreement, which underwriting agreement will, unless consented to by the Initiating Holders, (i) contain such representations and warranties by, and the other agreements on the part of, the Company as are customarily made by issuers in underwritten public offerings, (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also will be conditions precedent to the obligations of such Registrable Securities Holders, and (iii) contain such representations and warranties by, and the other agreements on the part of, the Registrable Securities Holders as are customarily made by selling stockholders in underwritten public offerings.

(b) Piggyback Registrations. For any Underwritten Offering pursuant to Section 9.2 above, the Company will have the right to select the managing underwriter(s) or underwriters to administer such offering. For such an offering, the Registrable Securities Holders whose Registrable Securities are to be distributed by such underwriters will be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement will (i) contain such representations and warranties by, and the other agreements on the part of, the Company as are customarily made by issuers in secondary underwritten public offerings, (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also will be conditions precedent to the obligations of such Registrable Securities Holders, and (iii) contain such representations and warranties by, and the other agreements on the part of, the Registrable Securities Holders as are customarily made by selling stockholders in underwritten public offerings.

(c) Participation in Underwritten Registrations. Subject to the provisions of Sections 9.3(a) and 9.3(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by: (i) the Purchaser or one of its Affiliates, in the case of a Demand Request pursuant to Section 9.1 above where the Purchaser or any of its Affiliates is participating in such registration (regardless of whether the Purchaser or any of its Affiliates initiated the Demand Request), (ii) the majority of Initiating Holders, in the case of a Demand Request pursuant to Section 9.1 above where the Purchaser and its Affiliates are not participating in such registration, or (iii) the Company, in the case of a registration of which the Company gives notice pursuant to Section 9.2 above.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 9.1, the price, underwriting discount and other financial terms for the Registrable Securities will be determined by a representative selected by majority in interest of the Initiating Holders. In the case of an Underwritten Offering under Section 9.2, the price, underwriting discount and other financial terms for the offering will be determined jointly by the Company and the Purchaser, to the extent the Purchaser participates in such offering.

9.4 Holdback Agreements. If requested by the managing underwriter(s) of an Underwritten Offering of the Company’s equity securities, any Registrable Securities Holders participating in such offering will not sell or otherwise transfer or dispose of any Registrable Securities (other than the Underwritten Offering) during the period ten (10) days prior to and ninety (90) days following the pricing date of the offering of the Company’s securities, subject to extension as required by FINRA rules, and if requested by any such underwriter(s), such Registrable Securities Holders will reconfirm such agreement in writing prior to any such offering; provided, however, that no participating Registrable Securities Holder will be relieved of such obligation in any respect unless all participating Registrable Securities Holders are relieved in the same respect.

9.5 Limitations on Subsequent Registration Rights. From and after the Closing, the Company will not enter into any agreement granting any holder or prospective holder of any securities of the Company, registration rights with respect to such securities without the written consent of the holders of a majority of the Registrable Securities then outstanding, unless such other registration rights are subordinate to the registration rights granted to the Registrable Securities Holders hereunder and the holders of such rights are subject to market standoff obligations no more favorable to such persons than those contained herein.

9.6 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 9.1 and 9.2 will be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Registrable Securities Holders will be borne by the Registrable Securities Holders of such securities pro rata on the basis of the number of shares so registered.

9.7 Blackout Period. In the case of a registration of Registrable Securities pursuant to Section 9.1 for an Underwritten Offering, the Company agrees, if requested by the Purchaser and its Affiliates or the managing underwriter(s), not to effect any public sale or distribution of any securities that are the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the Purchaser or any of its Affiliates, or such managing underwriter(s)) after, the effective date of the registration statement filed in connection with such registration (or, in the case of an offering under a Shelf Registration, the date of the underwriting agreement in connection therewith). Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above, and during the periods described above, if such sale or distribution is made pursuant to registrations on Form S-4 or S-8 or any successor or similar form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. Subject to Section 9.4, if after the date hereof the Company grants any Person (other than a Registrable Securities Holder of Registrable Securities) any rights to demand or participate in a registration of equity securities, the Company agrees that the agreement with respect thereto will include such Person’s agreement to comply with any blackout period required by this Section 9.7 as if it were the Company hereunder.

9.8 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 9, the Company will keep each Registrable Securities Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) prepare and file with the SEC a registration statement and such amendments and supplements thereto as may be necessary or appropriate with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become effective (unless it is automatically effective upon filing); and before filing such a registration statement or prospectus or any amendments or supplements thereto (excluding documents incorporated by reference), furnish to all Registrable Securities Holders and the underwriters or other distributors, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the prospectus and, if requested by any Registrable Securities Holder, one set of the exhibits incorporated by reference, and all Registrable Securities Holders and their respective counsels will have a reasonable amount of time (but no less than five (5) Business Days) to review and comment on such registration statement and each such prospectus (and each amendment or supplement thereto) before it is filed with the SEC;

(b) use its commercially reasonable best efforts to keep such registration statement effective for (i) at least one hundred eighty (180) days or until the distribution described in such registration statement has been completed, whichever first occurs, or if such registration statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (ii) in the case of a Shelf Registration, for a period of two (2) years after the effective date of such registration statement (or if (x) such registration statement is not effective for any period within such years or (y) such registration statement or any prospectus included in such registration statement is unusable for any period within such years because such registration statement or prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, then such two (2) year period will be extended by the number of days during such period when such registration statement is not effective or such registration statement or prospectus is unusable); provided, however, that in the case of clause (ii), the Company will not be deemed to have used its commercially reasonable best efforts to keep such registration statement effective during the two (2) year period if the Company voluntarily takes any action or omits to take any action that would result in the Registrable Securities Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such registration statement during the two (2) year period, unless such action or omission is required by applicable law;

(c) furnish to the Registrable Securities Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Registrable Securities Holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as will be reasonably requested by the Registrable Securities Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

(e) enter into and perform all obligations under such customary agreements (including, in an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in an underwritten public offering) and take all such other actions as the Initiating Holders or the managing underwriter(s), if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities, including, but not limited to:

(i) making such representations, warranties, agreements and indemnities to or in favor of the Registrable Securities Holders participating in such registration, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten public offerings;

(ii) obtaining for delivery to the Registrable Securities Holders participating in such registration and to the underwriter(s), if any, an opinion or opinions from counsel for the Company dated the effective date of the applicable registration statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions will be reasonably satisfactory to such Registrable Securities Holders or underwriter(s), as the case may be, and their respective counsel;

(iii) in the case of an Underwritten Offering, obtaining for delivery to the Company and the managing underwriter(s), with copies to the Registrable Securities Holders participating in such registration, a cold comfort letter from the Company’s independent registered public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter(s) reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement; and

(iv) delivering such documents and certificates as may be reasonably requested by the Initiating Holders and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to Section 2 and to evidence compliance with any conditions contained in the underwriting agreement or any other agreement entered in connection with such registration;

(f) notify each Registrable Securities Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) use its commercially reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final prospectus;

(h) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and the Initiating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(i) use its commercially reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(j) cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(k) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by a majority in interest of the Initiating Holders, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Registrable Securities Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such registration statement as will be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 9.8(k) will agree to hold such information in strict confidence, will take such actions as are reasonably necessary to protect the confidentiality of such action and will not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such

Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company, or (z) such information is independently developed by such Person; and

(l) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations or similar marketing efforts that may be reasonably requested by the managing underwriter(s) and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

9.9 Shelf Take-Downs. At any time that a Shelf Registration is effective, if any of the Registrable Securities Holders delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an offering of all or part of its Registrable Securities included by it on the Shelf Registration, whether such offering is an Underwritten Offering or non-underwritten (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in the Shelf Offering, then the Company will amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other Stockholders pursuant to this Section 9.9). In connection with any Shelf Offering:

(a) the Company will deliver the Take-Down Notice to all other Registrable Securities Holders included on such Shelf Registration and permit each such Registrable Securities Holder to include its Registrable Securities included on the Shelf Registration in the Shelf Offering if such Registrable Securities Holder notifies the Company within three (3) days after delivery of the Take-Down Notice to such Registrable Securities Holder; and

(b) in the event that the managing underwriter(s), if any, advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company will so advise all Registrable Securities Holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the Shelf Offering will be limited in the same manner as is described in Section 9.1(b).

9.10 Information by Registrable Securities Holder. The Registrable Securities Holder or Registrable Securities Holders of Registrable Securities included in any registration will furnish to the Company such information regarding such Registrable Securities Holder or Registrable Securities Holders, the Registrable Securities held by them and the distribution proposed by such Registrable Securities Holder or Registrable Securities Holders as the Company may request in writing and as will be required by applicable law in connection with any registration, qualification or compliance referred to in this Section 9.

9.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable

Securities to the public without registration, the Company agrees to use its commercially reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) so long as a Registrable Securities Holder owns any Registrable Securities, furnish to such Registrable Securities Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Registrable Securities Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Registrable Securities Holder to sell any such securities without registration.

9.12 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted Registrable Securities Holders under Sections 9.1 and 9.2 may be assigned to any Person in connection with any transfer or assignment of Registrable Securities by the Registrable Securities Holder, provided that: (i) such transfer may be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 5% of the Registrable Securities, (iii) written notice is promptly given to the Company and (iv) such transferee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any Affiliate of a Registrable Securities Holder; provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Agreement.

9.13 Termination of Registration Rights. The rights granted pursuant to this Section 9 will terminate as to any Registrable Securities Holder when such Registrable Securities Holder no longer holds any Registrable Securities.

9.14 Indemnification For Securities Offerings.

(a) The Company will indemnify each Registrable Securities Holder, each of such Registrable Securities Holders’ officers and directors and partners, and each person controlling such Registrable Securities Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to Sections 9 and 10.1 (solely to the extent to which registration, qualification or compliance is related to a Synthetic Sale), and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus (each as amended or supplemented), including any documents incorporated by reference therein, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under the such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Registrable Securities Holder, each of its officers, directors and partners and each person controlling such Registrable Securities Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by any Registrable Securities Holder, controlling person or underwriter and stated to be specifically for use in such prospectus.

(b) Each Registrable Securities Holder, severally and not jointly, will, if Registrable Securities held by such Registrable Securities Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Registrable Securities Holder, each of its officers, directors and partners and each person controlling such Registrable Securities Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus (each as amended or supplemented), including any documents incorporated by reference therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Registrable Securities Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus (each as amended or supplemented), including any documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Registrable Securities Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Registrable Securities Holder under this Section 9.14(b) will be limited in an amount equal to the net proceeds of the shares sold by such Registrable Securities Holder; and provided further that the indemnity agreement provided in this Section 9.14(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Registrable Securities Holder, which consent will not be unreasonably withheld.

(c) Each party entitled to indemnification under this Section 9.14 (the “Indemnified Party”) will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 9.14 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, in which case the Indemnifying Party will be relieved of its obligations under this Section 9.14 to the extent of such prejudice, and provided further, however, that if, in the reasonable judgment of the Indemnified Party, a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to any claims as to which indemnity is sought and the Indemnified Party provides written notice to the Indemnifying Party that the Indemnified Party is seeking separate counsel at the expense of the Indemnifying Party, then the Indemnifying Party will not assume the defense for matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, but will instead in such event pay the fees and costs of separate counsel for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for, in, or pursuant to, this Section 9.14 is due in accordance with the terms hereof but is held by a court to be unavailable or unenforceable in respect of any expenses, claims, losses, damages or liabilities (or actions in respect thereof) (except, for purposes of clarity, any exclusions to indemnification expressly provided for in Sections 9.14(a) or 9.14(b)), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions that result in such expenses, claims, losses, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations; provided, however, that no Registrable Securities Holder will be required to contribute more than its pro rata share of any such contribution. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, will be determined by reference to, among other things, whether the untrue statement (or alleged untrue statement) of a material fact or any omission (or alleged omission) to state therein a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event will the liability of any selling Registrable Securities Holder be greater in amount than the amount of net proceeds received by such Registrable Securities Holder upon such sale or the amount for which such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 9.14(a) or 9.14(b) had been available under the circumstances. Notwithstanding anything in this Section 9.14(d), any Registrable Securities Holder will be required to contribute under this Section 9.14(d) to the extent, and only to the extent, that the expenses, claims, losses, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided by such Registrable Securities Holder.

10. Conversion of the Bond.

10.1 Right to Convert.

(a) At any time after the Merger Agreement has been terminated without consummation of the Merger (the “Termination Event”), upon not less than three (3) Business Days’ prior written notice, the holder of the Bond may convert any or all of the Bond into shares of Common Stock at the Conversion Rate (as defined below). If, following the Termination Event, all required regulatory approvals to the issuance of such Common Stock have not been obtained within three (3) Business Days after any notice of conversion is given by the Purchaser, the Company will use its commercially reasonable best efforts to obtain, and pursuant to Section 6.4, cooperate with the Purchaser and its Affiliates to obtain, such regulatory approvals, and the Purchaser may convert any or all of the Bond at such time as may be designated by the Purchaser after all such regulatory approvals have been obtained. All outstanding Bonds will convert into shares of Common Stock automatically and without notice immediately prior to the consummation of any Change of Control; provided, however, that notwithstanding the foregoing, such provision providing for automatic conversion will only be effective after the Purchaser has delivered a written notice specifically electing that such provision become effective, and the Purchaser may revoke such election by delivering a written revocation at any time. The initial conversion rate for the Bond will be 190.476190322581 shares of Common Stock for each $1,000 of principal (the “Conversion Rate”), subject to adjustment as set forth in Section 10.4; provided, however, that the Conversion Rate at the time of any conversion pursuant to Section 10.1(f) will be equal to the number of shares of Common Stock that would be obtained by dividing $1,000 of principal by the Closing Sale Price of the Common Stock for the Trading Day immediately prior to closing of the Merger; provided, further, however, that in no event other than as adjusted pursuant to Section 10.4(a)(iii), will the Conversion Rate be less than 190.476190322581 shares of Common Stock for each $1,000 of principal.

(b) If, following the Termination Event, any required regulatory approvals to the issuance of such Common Stock have not been obtained, the Purchaser may, at any time, at its option in its sole discretion, effect a Synthetic Sale.

(c) The Company will pay any documentary, stamp or similar issue or transfer tax due on the issuance of the shares of the Common Stock upon conversion of the Bond, unless the tax is due because the holder of the Bond requests such shares of Common Stock to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

(d) The Purchaser has the right to convert the Bond in whole or in part immediately prior to any repayment of the Bond.

(e) Notwithstanding anything herein to the contrary, no conversion of the Bond, in whole or in part, shall be permitted until:

(i) All required regulatory approvals for the issuance of such Common Stock have been applied for and obtained (including, in the case of conversions by the Purchaser, approval by the FCC to exceed the foreign ownership restrictions of Section 310(b)(4) of the Communications Act, which approval shall be required before any conversion of the Bond will be permitted regardless of whether the number of shares of Common Stock deliverable upon conversion of only a portion of the Bond would cause the Purchaser’s ownership to exceed such restrictions); and

(ii) Unless the Company has defaulted in its obligation pursuant to Section 6.1(l), any required approvals or waivers shall have been received under the JPM Agreement, the EDC Agreement and the EKN Agreement.

(f) Immediately prior to the Effective Time (as defined in the Merger Agreement), the Bond shall convert in its entirety into shares of Common Stock at the Conversion Rate set forth in Section 10.1(a), and upon consummation of the Merger, this Agreement will terminate and will have no further force or effect.

10.2 Settlement Upon Conversion.

(a) Upon conversion, the Company will deliver to the Purchaser in respect of each $1,000 of principal of the Bond being converted a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Close of Business on the relevant Conversion Date. No fractional shares will be issued upon conversion. Instead, the Company will pay cash in lieu of any fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

(b) Each conversion will be deemed to have been effected as to any portion of the Bond surrendered for conversion on the Conversion Date, and with respect to the shares of Common Stock that are issuable upon such conversion, the Person in whose name the certificate or certificates for such shares will be registered will be treated as the holder of record of such shares as of the Close of Business on the Conversion Date.

(c) The Company will deliver the consideration due in respect of any conversion on the third Business Day immediately following the relevant Conversion Date.

10.3 Conversion Procedures. To exercise its right of conversion, the Purchaser must:

(a) deliver a completed Conversion Notice or facsimile thereof to the Company; and

(b) pay all transfer or similar taxes if required to be paid by the Purchaser pursuant to Section 10.1(c) and requested by the Company.

10.4 Conversion Rate Adjustments. The Conversion Rate will be subject to adjustments from time to time, without duplication, upon the occurrence of any of the following events:

(a) If the Company (i) issues solely shares of Common Stock as a dividend or distribution on its shares of Common Stock, (ii) subdivides Common Stock or (iii) combines Common Stock, the Conversion Rate will be calculated based on the following formula:

CR = CR0 ×	OS
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be; and

OS = the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be.

Any adjustment made under this Section 10.4(a) will become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this Section 10.4(a) is declared but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Company’s board of directors determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such subdivision or combination had not been announced.

(b) If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of Common Stock of any rights, options or warrants entitling such holders for a period of not more than sixty (60) calendar days from the announcement date for such distribution to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share less than the average of the Closing Sale Prices of the

Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate will be calculated based on the following formula:

CR = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any adjustment made under this Section 10.4(b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Close of Business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because the distributed rights, options or warrants were not exercised, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 10.4(b), in determining whether any rights, options or warrants entitle the Purchaser to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock over the applicable ten (10) consecutive Trading Day period, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by the Company’s board of directors.

(c) (i) If an Ex-Dividend Date occurs for a distribution (a “Relevant Distribution”) of shares of the Company’s capital stock, evidences of the Company’s indebtedness or other assets or property of the Company or rights, options or warrants to acquire the Company’s capital stock or other securities, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock (excluding (A) dividends or distributions and rights, options or warrants as to which an adjustment was effected under Sections 10.4(a) or 10.4(b); (B) dividends or distributions paid exclusively in cash covered under Section 10.4(d); and (C) Spin-Offs), then the Conversion Rate will be calculated based on the following formula:

CR = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Company’s board of directors) of the shares of capital stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any adjustment made under the above portion of this Section 10.4(c) will become effective immediately after the Close of Business on the Record Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is not so paid or made, the Conversion Rate will be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Purchaser will receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Bond, the amount and kind of the Relevant Distribution that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for the distribution.

For purposes of this Section 10.4(c)(i) (and subject in all respects to Section 10.4(f)):

(1) Rights, options or warrants distributed by the Company to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(a) are deemed to be transferred with such shares of the Common Stock;

(b) are not exercisable; and

(c) are also issued in respect of future issuances of the Common Stock, will be deemed not to have been distributed for purposes of this Section 10.4(c) (and no adjustment to the Conversion Rate under this Section 10.4(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants will be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate will be made under this Section 10.4(c).

(2) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Closing, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event will be deemed to be the date of distribution and the Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants will be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(3) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding clause (2) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.4(c) was made:

(a) in the case of any such rights, options or warrants that will all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate will be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate will then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 10.4(d), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(b) in the case of such rights, options or warrants that have expired or been terminated without exercise by any holders thereof, the Conversion Rate will be readjusted as if such rights, options and warrants had not been issued.

(4) For purposes of Sections 10.4(a), 10.4(b) and 10.4(c), if any dividend or distribution to which this Section 10.4(c) is applicable includes one or both of:

(a) a dividend or distribution of shares of Common Stock to which Section 10.4(a) is applicable (the “Clause A Distribution”); or

(b) an issuance of rights, options or warrants to which Section 10.4(b) is applicable (the “Clause B Distribution”),

then:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, will be deemed to be a dividend or distribution to which this Section 10.4(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.4(c) with respect to such Clause C Distribution will then be made; and

(2) the Clause A Distribution and Clause B Distribution will be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Sections 10.4(a) and 10.4(b) with respect thereto will then be made, except that, if determined by the Company (A) the “Record Date” of the Clause A Distribution and the Clause B Distribution will be deemed to be the Record Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution will be deemed not to be “outstanding immediately prior to the Close of Business on the Record Date or immediately prior to the Open of Business on such effective date” within the meaning of Section 10.4(a) or “outstanding immediately prior to the Close of Business on the Record Date” within the meaning of Section 10.4(b).

(ii) With respect to an adjustment pursuant to this Section 10.4(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a United States national securities exchange (a “Spin-Off”), the Conversion Rate will be calculated based on the following formula:

CR = CR0 ×	FMV + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for the Spin-Off;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for the Spin-Off;

FMV = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of “Closing Sale Price” as if references therein to Common Stock were to such capital stock or similar equity interest) over the first ten (10) consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off (such period, the “Valuation Period”); and

MP0 = the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 10.4(c) will be determined on the last day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off. In respect of any conversion during the Valuation Period for any Spin-Off, references within this Section 10.4(c)(ii) related to ten (10) Trading Days will be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-Off to, but excluding, the relevant Conversion Date.

(d) If an Ex-Dividend Date occurs for a cash dividend or distribution to all or substantially all holders of the Common Stock (other than any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), the Conversion Rate will be recalculated based on the following formula:

CR = CR0 ×	SP0
SP0 – C

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C = the amount in cash per share of Common Stock the Company pays, or distributes, to all or substantially all holders of the Common Stock.

Any adjustment made under this Section 10.4(d) will become effective immediately after the Close of Business on the Record Date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this Section 10.4(d) is declared but not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Purchaser will receive, for each $1,000 principal amount of the Bond, at the same time and upon the same terms as holders of shares of Common Stock, without having to convert its Bond, the amount of cash that the Purchaser would have received if the Purchaser owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

For the avoidance of doubt, for purposes of this Section 10.4(d), in the event of any reclassification of the Common Stock, as a result of which the Bond becomes convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 10.4(d), references in this Section to one share of Common Stock or Closing Sale Price of one share of Common Stock will be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Bond is then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph will similarly apply to successive reclassifications.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock and, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be calculated based on the following formula:

CR = CR0 ×	AC + (OS x SP)
OS0 x SP

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

CR = the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Company’s board of directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender or exchange offer); and

SP = the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 10.4(e) will be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Expiration Date but will be given effect at the Open of Business on the Trading Day next succeeding the Expiration Date. In respect of any conversion during the ten (10) Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 10.4(e) to ten (10) Trading Days will be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f) To the extent that the Company has a rights plan in effect upon conversion of the Bond, the Purchaser will receive, in addition to the Common Stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s capital stock, evidences of indebtedness or other assets or property as described in Section 10.4(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g) If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then (i) the Company will not adjust the Conversion Rate pursuant to the above provisions until the earliest of these triggering events occurs; and (ii) the Company will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire.

(h) If the Company adjusts the Conversion Rate pursuant to the above provisions, the Company will deliver to the Purchaser a certificate setting forth the Conversion Rate, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based.

(i) Notwithstanding anything herein to the contrary, in no event will the Purchaser be permitted to convert the Bond into a number of shares of Common Stock that would result in a violation of Section 312.03(c) or (d) of the New York Stock Exchange Listed Company Manual due to an increase to the Conversion Rate (the “Conversion Cap”). In the event that the Conversion Rate has been increased pursuant to the terms of this Agreement to an amount that would result in the issuance of a number of shares of Common Stock upon conversion that exceeds the Conversion Cap, then the Company will, at the Purchaser’s request (the “Approval Request”), use its commercially reasonable best efforts to promptly obtain any and all necessary approvals of the Company’s stockholders to permit the Company to issue the full amount of Common Stock issuable upon conversion of all of the Bond (the “Stockholder Conversion Approval”). If the Stockholder Conversion Approval is not received, notwithstanding the Company’s commercially reasonable best efforts, within five (5) months following the occurrence of such event, then the interest rate on the Bond will automatically increase by 2.5%, effective as of the date of the Approval Request.

10.5 Recapitalizations, Reclassifications and Changes to the Common Stock. Other than in connection with the Merger, in the event of:

(a) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(b) a consolidation, merger, combination or binding share exchange involving the Company; or

(c) a sale, assignment, conveyance, transfer, lease or other disposition to another Person of the Company’s property and assets as an entirety or substantially as an entirety,

in each case, in which holders of Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (“Reference Property”), the Company or the successor or purchasing company, as the case may be, will execute an agreement, providing that, at and after the effective time of such transaction, the Purchaser will be entitled to elect to convert the Bond into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. Such agreement will also provide for antidilution and other adjustments that are as nearly equivalent as possible to the adjustments described under Section 10.4 (it being understood that no such adjustments will be required with respect to any portion of the Reference Property that does not consist of shares of capital stock (however evidenced)). If the Reference Property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such agreement, and such agreement will contain such additional provisions to protect the interests of the Purchaser as the Company’s board of directors thereof reasonably considers necessary by reason of the foregoing. If the Bond becomes convertible into Reference Property, the Company will notify the Purchaser.

For purposes of the foregoing, the type and amount of consideration that holders of the Common Stock are entitled to in the case of recapitalizations, reclassifications, changes of the Common Stock, consolidations, mergers, combinations, binding share exchanges, sales, assignments, conveyances, transfers, leases or other dispositions that cause the Common Stock to be converted into or exchanged for the right to receive more than a single type of consideration because the holders of Common Stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company will notify the Purchaser of the weighted average as soon as practicable after such determination is made.

10.6 Reserved Shares. The Company will at all times reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion, in accordance herewith, of the Bond (assuming, for such purposes, that at the time of computation of such number of shares, the Bond would be converted by a single holder of the Bond).

All shares of Common Stock issued upon conversion of the Bond will be validly issued, fully paid and non-assessable and will be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company will comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Bond and will list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed on the applicable Conversion Date.

11. Transfer Restrictions. Other than (a) in connection with a Synthetic Sale or (b) in connection with the exercise by any lenders of the Debt Financing (as defined in the Merger Agreement) or any refinancing thereof of remedies with respect to the Liens over the Securities that secures such indebtedness, the Bond may not be transferred, in whole or in part, without the prior written consent of the Company. Any shares of Common Stock issued upon conversion, including in connection with a Synthetic Sale, in whole or in part, of the Bond, may be transferred as provided herein and pursuant to applicable law; provided, however, that other than sales of shares of Common Stock pursuant to Section 9, no such transfer of shares of Common Stock issued upon conversion of the Bond may be effected (and any such transfer will be invalid) to the extent that the transferee would, immediately following such transfer, be the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of more than 5% of the voting power of the Company’s outstanding equity.

12. Board Representation.

12.1 Upon conversion of the Bond, in whole but not in part, into Common Stock following the Termination Event, for so long as the Purchaser and its Affiliates beneficially own (a) at least ten percent (10%) of the total number of shares of Common Stock then outstanding, the Purchaser will have the right to designate two (2) members to the Company’s board of directors, and (b) less than ten percent (10%) but greater than or equal to five percent (5%) of the total number of shares of Common Stock then outstanding, the Purchaser will have the right to designate one (1) member to the Company’s board of directors. If the Purchase and its Affiliates beneficially own less than five percent (5%) of the total number of shares of Common Stock then outstanding, the Purchaser will have no director designation rights. Notwithstanding anything herein to the contrary, in the event the Purchaser sells or otherwise disposes of its economic interest in any shares of the Common Stock received upon conversion of the Bond (including through any derivative transaction referencing such shares of Common Stock or by engaging in short sale transactions with respect to the Company’s Common Stock), the Purchaser’s right to designate members to the Company’s board of directors pursuant to this Section 12.1 will terminate. Any person who is to be appointed to serve on the Company’s board of directors (or who is so appointed) by the Purchaser pursuant to the rights under this Section 12.1 is a “Designated Director.” The Company will use its commercially reasonable best efforts to facilitate the appointment of each Designated Director pursuant to this Section 12.1 to be elected as members of the Company’s board of directors, including, but not limited to, ensuring that the approval of the appointees is recommended by (i) the Company’s Nominating and Corporate Governance Committee to the board of directors and (ii) the Company’s board of directors to the Company’s stockholders, and to permit the Purchaser to remove, replace or change any Designated Director from time to time and fill vacancies created by reason of death, removal or resignation of such appointees, including by calling a general meeting of stockholders of the Company for the purpose of voting on any such appointment, removal, replacement or change, or, if required, to amend the Company’s existing bylaws to provide for an increase in the number of directors on the Company’s board of directors. For the avoidance of doubt, the rights of the Purchaser pursuant to this Section 12.1 are personal to the Purchaser and may not be transferred, assigned or otherwise disposed of, to any Person, by operation of law or otherwise. For the avoidance of doubt, the Company may add additional members to its board of directors such that the number of members of the Company’s board of directors that may be designated by the Purchaser is proportionate to the Common Stock held by the Purchaser relative to the total number of shares of Common Stock then outstanding.

12.2 The rights provided for in this Section 12 will survive the conversion of all or any portion of the Bond and payment of any portion of the Bond not converted. If all of the Bond is paid in full and no portion of the Bond is converted into Common Stock, this Section 12.1 will expire.

13. Termination.

13.1 Termination. This Agreement may be terminated:

(a) by mutual written consent of the Purchaser and the Company at any time;

(b) automatically, without any further action by the Purchaser or the Company, if the Closing has not occurred by 5:00 p.m. New York City time on the End Date;

(c) automatically, without any further action by the Purchaser or the Company, on the date that the Merger Agreement is terminated pursuant to its terms (the “Merger Agreement Termination Date”), if, but only if, the Merger Agreement Termination Date occurs prior to the Closing under this Agreement; or

(d) by the Company, upon written notice to the Purchaser, if following October 24, 2012 (i) all of the conditions set forth in Section 4 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, (ii) the Company has irrevocably confirmed in such written notice to the Purchaser that all of the conditions set forth in Section 5 have been satisfied or that the Company has agreed to waive any unsatisfied conditions in Section 5, and (iii) the Closing shall not have been consummated within two (2) Business Days after the delivery of such notice by the Company to the Purchaser; provided, however, that if the failure to close the transactions hereunder was due to a Force Majeure Event frustrating the Purchaser’s ability to deliver the purchase price for the Bonds to the Company, the Company will not be permitted to terminate this Agreement pursuant to this Section 13.1(d) unless, following written notice from the Company to the Purchaser two (2) Business Days after such Force Majeure Event has elapsed, the Purchaser still has not delivered the purchase price for the Bonds to the Company.

13.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 13.1, this Agreement will be of no further force or effect; provided, however, that (i) this Section 13.2 will survive the termination of this Agreement and will remain in full force and effect, (ii) the termination of this Agreement will not relieve any party from any liability for any intentional or willful inaccuracy in or intentional or willful breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement, and (iii) except as provided in Section 13.1(d), no termination of this Agreement will in any way affect any of the parties’ rights or obligations under the Merger Agreement or any agreement other than this Agreement.

14. Miscellaneous.

14.1 Survival. Unless otherwise set forth in this Agreement, the warranties, representations, covenants, indemnities, and all other provisions contained in (or made pursuant to) this Agreement will survive the execution and delivery of this Agreement, the Closing and the conversion of the Bond into Common Stock.

14.2 Indemnification.

(a) Unless the Merger has been consummated or this Agreement has been terminated, the Company agrees to indemnify, defend and hold the Purchaser, each of its officers, directors and partners, and any Persons controlling the Purchaser within the meaning of Section 15 of the Securities Act, harmless from and against any expenses, claims, losses, damages or liabilities to the Purchaser arising out of any breach of any representation or warranty of the Company or any nonfulfillment of any covenant or agreement of the Company contained herein and the Company will reimburse the Purchaser, each of its officers, directors and partners and any Persons controlling the Purchaser for any legal and any other expenses reasonably incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. The Purchaser will not be entitled to indemnification with respect to any claim under the foregoing provisions of this Section 14.2 (a) as to which notice was not given by the Purchaser to the Company.

(b) Unless the Merger has been consummated or this Agreement has been terminated, the Purchaser agrees to indemnify, defend and hold the Company, each of its officers, directors and partners, and any Persons controlling the Company within the meaning of Section 15 of the Securities Act, harmless from and against any expenses, claims, losses, damages or liabilities to the Company arising out of any breach of any representation or warranty of the Purchaser or any nonfulfillment of any covenant or agreement of the Purchaser contained herein and the Purchaser will reimburse the Company, each of its officers, directors and partners and any Persons controlling the Company for any legal and any other expenses reasonably incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. The Company will not be entitled to indemnification with respect to any claim under the foregoing provisions of this Section 14.2 (b) as to which notice was not given by the Company to the Purchaser.

(c) Unless the Merger has been consummated or this Agreement has been terminated, if a party seeks indemnification hereunder for a matter that involves a claim by a third-party, the party seeking indemnification (the “Indemnitee”) will promptly notify the indemnifying party (the “Indemnitor”) of and will provide reasonable information and details concerning the nature of such claim. The Indemnitor will, to the extent applicable, have the right to assume the defense at its expense of all third-party claims and will pay all costs and damages finally awarded against the Indemnitor and the Indemnitee in conjunction with such third-party claims, provided that: (i) the Indemnitee provides prompt written notice to the Indemnitor of its receipt of service of any such claim; (ii) the Indemnitor controls the defense of the third-party claim on behalf of all parties; (iii) the Indemnitee consents to representation in such claims by counsel selected by and representing the Indemnitor; provided, however, that if, in the reasonable judgment of the Indemnitee, a conflict of interest may exist between the Indemnitee and the Indemnitor with respect to any claims as to which indemnity is sought and the Indemnitee provides written notice to the Indemnitor that the Indemnitee is seeking separate counsel at the expense of the Indemnitor, then the Indemnitor will not assume the defense for matters as to which representation of both the Indemnitor and the Indemnitee by the same counsel would be inappropriate due to actual or potential differing interests between them, and the Indemnitee will have the right to retain separate counsel to represent its interests in such third-party claim and the reasonable costs, fees and expenses thereof will be borne by the Indemnitor; and (iv) upon request of the Indemnitor, the Indemnitee uses its commercially reasonable best efforts to cooperate with the Indemnitor in defending such third-party claim by providing the Indemnitor with all necessary business information and relevant documents under its control related to the third-party claim and cooperating with such other reasonable requests of the Indemnitor at the Indemnitor’s expense in accordance with applicable law. The indemnity obligations under this Section 14.2 will not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. The Indemnitee’s failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to the Indemnitor’s ability to defend such action, will relieve the Indemnitor of any liability to the Indemnitee under this Section 14.2, but not any liability that it may have to the Indemnitee otherwise than under this Section 14.2.

14.3 Amendment; Waiver of Certain Covenants. Neither this Agreement nor any provision hereof may be amended, waived or modified except pursuant to an agreement or agreements in writing entered into by the Company and with the written consent of the parties hereto. The Company may omit in any particular instance to comply with any term, provision or condition set forth in this Agreement if waived in writing by the consent of (i) the holders of not less than a majority in principal amount of the Securities and (ii) the Purchaser, if the Bond has been converted and the Purchaser holds greater than or equal to 5% of the outstanding Common Stock, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company in respect of any such term, provision or condition will remain in full force and effect.

14.4 Entire Agreement; Counterparts. This Agreement and the other Bond Documents constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery will be sufficient to bind the parties to the terms of this Agreement.

14.5 Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this

Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the courts of the State of New York; and (b) each of the parties irrevocably waives the right to trial by jury.

14.6 Disclosure Schedule. The fact that any item of information is disclosed in the Disclosure Schedule will not be construed to mean that such information is required to be disclosed by this Agreement. Inclusion of any item in the Disclosure Schedule will not be deemed an admission that such item is material, and inclusion of any item in the Disclosure Schedule will not be deemed an admission that such item constitutes or is reasonably likely to result in a Material Adverse Effect. The Disclosure Schedule will be arranged in separate parts corresponding to the sections contained in Section 2. However, descriptive headings in the Disclosure Schedule are inserted for reference purposes and for convenience of the reader only, and will not affect the interpretation thereof or of this Agreement. Nothing contained in the Disclosure Schedule will be construed as an admission of liability or responsibility in connection with any pending, threatened or future matter or proceeding. Any update or modification to the Disclosure Schedule made or purported to be made on or after the date of this Agreement will be disregarded.

14.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit will be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable out-of-pocket costs and expenses incurred in such action or suit.

14.8 Assignability; Third-Party Beneficiaries. This Agreement will be binding upon, will be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each holder of the Bond (and any attempted assignment or transfer by the Company without such consent will be null and void and of no effect). Nothing in this Agreement, express or implied, is intended to or will confer any right, benefit or remedy of any nature whatsoever upon any Person (other than the parties hereto and other than any Person entitled to indemnification under Sections 9.14 or 14.2).

14.9 Notices. Each notice, request, demand or other communication under this Agreement will be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States, return receipt requested, then such communication will be deemed duly given and made upon receipt; (b) if sent by nationally recognized overnight air courier (such as DHL or Federal Express), then such communication will be deemed duly given and made two (2) Business Days after being sent; (c) if sent by facsimile transmission before 5:00 p.m. (California time) on any Business Day, then such communication will be deemed duly given and made when receipt is confirmed; (d) if sent by facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent after 5:00 p.m. (California time) on any Business Day and receipt is confirmed, then such communication will be deemed duly given and made on the Business Day following the date which receipt is confirmed; and (e) if otherwise actually personally delivered to a duly authorized representative of the recipient, then such communication will be deemed duly given and made when delivered to such authorized representative; provided that, in all cases, such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party will provide by like notice to the other parties to this Agreement:

if to the Purchaser: SOFTBANK CORP. Tokyo Shiodome Bldg. 1-9-1, Higashi-Shimbashi Minato-ku, Tokyo 105-7303, Japan
Attention:	Masato Suzaki
Facsimile:	+81 3 6215 5001

with a copy (which will not constitute notice) to: Morrison & Foerster LLP Shin-Marunouchi Building, 29th Floor 5-1, Marunouchi 1-Chome Chiyoda-ku, Tokyo 100-6529 Japan
Attention:	Kenneth A. Siegel
Facsimile:	+81 3 3214 6512
and to: Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105-2482 USA
Attention:	Robert S. Townsend
David A. Lipkin Brandon C. Parris
Facsimile:	+1 415 268 7522
if to the Company: Sprint Nextel Corporation 6200 Sprint Parkway Overland Park, Kansas 66251
Attention:	Charles R. Wunsch, General Counsel
Facsimile:	+1 913 794 1432

with a copy (which will not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036
Attention:	Thomas H. Kennedy
Yossi Vebman
Facsimile:	+1 212 735 2000

if to any other holder of the Bond, to such holder at such address as such other holder will have specified to the Company in writing.

14.10 Cooperation. Each party will cooperate with each other and use, and will cause its Subsidiaries to use, its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done, all things necessary, proper or advisable on its part under this Agreement and applicable Legal Requirements to satisfy the conditions to this Agreement set forth in Section 4 and Section 5.

14.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto will replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

14.12 Definitions; Construction.

(a) For purposes of this Agreement, the terms defined in Annex A have the meanings assigned to them in Annex A.

(b) For purposes of this Agreement, whenever the context requires: the singular number includes the plural, and vice versa; the masculine gender includes the feminine and neuter genders; the feminine gender includes the masculine and neuter genders; and the neuter gender includes masculine and feminine genders.

(c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

(d) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(e) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(f) The bold-faced headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

[Signature pages follow.]

The parties have executed this Agreement as of the date first written above.

COMPANY:

SPRINT NEXTEL CORPORATION

By:	/s/ Daniel R. Hesse
Name:	Daniel R. Hesse
Title:	Chief Executive Officer

[SIGNATURE PAGE TO BOND PURCHASE AGREEMENT]

PURCHASER:

STARBURST II, INC.

By:	/s/ Ronald D. Fisher
Name:	Ronald D. Fisher
Title:	President

[SIGNATURE PAGE TO BOND PURCHASE AGREEMENT]